CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 29, 2016, relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the year ended October 31, 2016 of AMG Funds IV (See schedule of Funds), each constituting a series of AMG Funds IV, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings” “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 28, 2017

SCHEDULE OF FUNDS

Fund Name

AMG Managers Doubleline Core Plus Bond Fund

AMG Managers Fairpointe Mid Cap Fund

AMG Managers Pictet International Fund

AMG Managers Silvercrest Small Cap Fund

AMG River Road Dividend All Cap Value Fund

AMG River Road Dividend All Cap Value Fund II

AMG River Road Focused Absolute Value Fund

AMG River Road Long-Short Fund

AMG River Road Small-Mid Cap Value Fund

AMG River Road Small Cap Value Fund

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